SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 30, 1997
                        (Date of earliest event reported)


                                   AMNEX, INC.
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               (Exact name of Registrant as specified in charter)


New York                            0-17158            11-2790221
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(State or other jurisdiction  (Commission File No.)(IRS Employer Identification
 of incorporation)                                   Number)



                  6 Nevada Drive, Lake Success, New York          11042
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                 (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (516) 326-2540

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Item 5.           Other Events.

     Effective July 30, 1997, Harry R. Thompson and A. Jones Yorke were appointed to the Board of Directors of AMNEX, Inc.

     Mr. Thompson, age 67, has served since December 1994 as Managing Director of Swiss Army Brands, Inc., a marketer and distributer of consumer products throughout the United States and internationally. Between 1989 and 1994, he served as Chairman and a director of Swiss Army Brands. Since 1985, Mr. Thompson has been the President of The Strategy Group, a business and marketing consulting firm. Prior thereto, he served as a director of, and consultant to, Telus Communications, a Florida-based long distance telecommunications company. He also served in senior executive capacities with the Interpublic Group of Companies, Inc., a leading marketing and communications organization.

     Mr. Yorke, age 66, has served since March 1997 as Chairman of the Board of Weatherly Securities Corporation, an investment banking and brokerage firm. Between November 1995 and March 1997, he served as President of Coleman & Company Securities, Inc., an investment banking firm. From October 1994 to
November 1995, Mr. Yorke was Chairman of the Board of Auerbach Pollack & Richardson, Inc., an investment banking firm. Between 1989 and 1995, Mr. Yorke served as President of Asset Channels, Inc., an investment company. Mr. Yorke also serves as a director of Davel Communications Group, Inc., an independent payphone provider, and JSM Holding Corporation, an investment holding company, and is Chairman of 42nd Street Development Corporation, a non-profit organization.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  AMNEX, INC.


Dated: August 28, 1997                           By:/s/ Alan J. Rossi
                                                    -----------------------
                                                     Alan J. Rossi
                                                     Chairman of the Board



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